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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Significant subsidiary companies of the Registrant at December 31, 2000, were:

                                                                                                         Percentage
                                                                                                         Ownership
                                                                                                         of common
                                                                             Organized under the         shares by
                                                                                   laws of               Registrant
                                                                             -------------------         ----------
Nortel Networks Inc. ......................................................   State of Delaware             100
Nortel Networks plc .......................................................         England                 100
Qtera Corporation .........................................................   State of Delaware             100